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                                                                      EXHIBIT 99

                             CAUTIONARY STATEMENTS

The statements contained in this Form 10-Q include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). When used in this Form 10-Q and in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases, presentations to securities analysts or investors, and in oral statements made by or with the approval of an executive officer of the Company, the words or phrases "believes," "anticipates," "intends," "will likely result," "estimates," "projects" or similar expressions are intended to identify such forward-looking statements. Any of these forward-looking statements involve risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.

The following discussion contains certain cautionary statements regarding the Company's business that investors and others should consider. This discussion is intended to take advantage of the "safe harbor" provisions of the PSLRA. In making these cautionary statements, the Company is not undertaking to address or update each factor in future filings or communications regarding the Company's business or results, and is not undertaking to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected the Company's past, as well as current, forward-looking statements about future results, so that the Company's actual results in the future may differ materially from those expressed in prior communications.

HEALTH CARE COSTS. A large portion of the revenue received by the Company is used to pay the costs of health care services or supplies delivered to its members. The total health care costs incurred by the Company are affected by the number of individual services rendered and the cost of each service. Much of the Company's premium revenue is set in advance of the actual delivery of services and incurrence of the related costs, usually on a prospective annual basis. While the Company attempts to base the premiums it charges at least in part on its estimate of future health care costs over the fixed premium period, competition, regulations and other circumstances may limit the Company's ability to fully base premiums on estimated costs. In addition, many factors may and often do cause actual health care costs to exceed that estimated and reflected in premiums. These factors may include increased utilization of services, increased cost of individual services, catastrophes, epidemics, the introduction of new or costly treatments, general inflation, new mandated benefits or other regulatory changes, and insured population characteristics. In addition, the Company's earnings reported for any particular quarter include estimates of covered services incurred by the Company's enrollees during that period but for which a claim has not been received or processed. These are estimates and therefore the Company's earnings may be subject to later adjustment based on the actual costs.

In addition, as a result of changes in the level of health care utilization during the calendar year, the Company's operating results may be affected by the seasonal nature of medical costs. Although there are no assurances, per member medical costs generally have been higher in the first half of a year than the second half.

INDUSTRY FACTORS. The managed care industry periodically receives significant amounts of negative publicity. This publicity, in turn, has contributed to increased legislative activity, regulation and review of industry practices. These factors may adversely affect the Company's ability to market its products or services, could necessitate changes in the Company's products and services, and may increase regulatory burdens under which the Company operates, further increasing the costs of doing business and adversely affecting profitability.

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COMPETITION.  In many of its geographic or product markets, the Company competes with a number of other entities, some of which may have certain characteristics or capabilities that give them an advantage in competing with the Company. The Company believes the barriers to entry in these markets are not substantial, so that the addition of new competitors can occur relatively easily. Certain of the Company's customers may decide to perform for themselves functions or services formerly provided by the Company, which would result in a decrease in the Company's revenues. Certain of the Company's providers may decide to market products and services to Company customers in competition with the Company. In addition, significant merger and acquisition activity has occurred in the industry in which the Company operates as well as in industries that act as suppliers to the Company, such as the hospital, physician, pharmaceutical and medical device industries. This activity may create stronger competitors or result in higher health care costs. To the extent that there is strong competition or that competition intensifies in any market, the Company's ability to retain or increase customers or providers, its revenue growth, its pricing flexibility, its control over medical cost trends and its marketing expenses may all be adversely affected.

AARP CONTRACT. In early 1997, the Company finalized its contract arrangements with the American Association of Retired Persons ("AARP") under which the Company will provide Medicare supplement and hospital indemnity health insurance products to AARP members, effective January 1, 1998. As a result of this agreement, the Company will significantly expand the number of members served, the products offered and the services provided. The success of the AARP arrangement will depend, in part, on the Company's ability to service these new members, develop additional products and services, and price the products and services competitively.

GOVERNMENT PROGRAMS AND REGULATION. The Company's business is heavily regulated on a federal, state and local level. The laws and rules governing the Company's business and interpretations of those laws and rules are subject to frequent change and broad latitude is given to the agencies administering those regulations. Existing or future laws and rules could force the Company to change how it does business, may restrict the Company's revenue and enrollment growth, increase its health care and administrative costs and capital requirements, and increase the Company's liability for medical malpractice or other actions. Regulatory approvals must be obtained and maintained to market many of the Company's products and services. Delays in obtaining or failure to obtain or maintain such approvals could adversely affect the Company's revenue or the number of its members, or could increase costs. A significant portion of the Company's revenues relates to federal, state and local government health care coverage programs. These types of programs, such as the federal Medicare program and the federal and state Medicaid programs, are generally subject to frequent change including changes that may reduce the number of persons enrolled or eligible, reduce the revenue received by the Company or increase the Company's administrative or health care costs under such programs. Such changes have in the past and may in the future adversely affect the Company's results and its willingness to participate in such programs.

The Company is also subject to various governmental reviews, audits and investigations. Such activities could result in the loss of licensure or the right to participate in certain programs, or the imposition of fines, penalties and other sanctions. In addition, disclosure of any adverse investigation or audit results or sanctions could negatively affect the Company's reputation in various markets and make it more difficult for the Company to sell its products and services.

The National Association of Insurance Commissioners (the "NAIC") has an effort underway that would require new minimum capitalization limits for health care coverage provided by insurance companies, HMOs and other risk bearing health care entities. The requirements would take the form of risk-based capital rules. Currently, similar risk-based capital rules apply only to insurance companies. Depending on the nature and extent of the new minimum capitalization requirements ultimately adopted, there could be an increase in the capital required for certain of the Company's subsidiaries and there may be some potential for disparate treatment relative to competing products. Failure of the NAIC to act may result in some form of federal solvency regulation of companies providing Medicare-related benefit programs.

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PROVIDER RELATIONS.  One of the significant techniques the Company uses to manage health care costs and utilization and monitor the quality of care being delivered is contracting with physicians, hospitals and other providers. Because of the geographic diversity of its health plans and the large number of providers with which most of those health plans contract, the Company currently believes it has a limited exposure to provider relations issues. In any particular market, however, providers could refuse to contract with, demand higher payments or take other actions that could result in higher health care costs, less desirable products for customers and members, or difficulty meeting regulatory or accreditation requirements.

In some markets, certain providers, particularly hospitals, physician/hospital organizations or multi-specialty physician groups, may have significant market positions or near monopolies. In addition, physician or practice management companies, which aggregate physician practices for purposes of administrative efficiency and marketing leverage, continue to expand. These providers may compete directly with the Company. If such providers refuse to contract with the Company, use their market position to negotiate favorable contracts, or place the Company at a competitive disadvantage, the Company's ability to market products or to be profitable in those areas could be adversely affected.

LITIGATION AND INSURANCE. The Company may be a party to a variety of legal actions to which any corporation may be subject, including employment and employment discrimination-related suits, employee benefit claims, breach of contract actions, tort claims, shareholder suits, including for securities fraud, and intellectual property related litigation. In addition, because of the nature of its business, the Company is subject to a variety of legal actions relating to its business operations, such as claims relating to the denial of health care benefits, medical malpractice actions, provider disputes including disputes over withheld compensation and termination of provider contracts, disputes related to self-funded business including actions alleging claim administration errors and the failure to disclose network rate discounts and other fee and rebate arrangements, disputes over copayment calculations, and claims relating to customer audits and contract performance. Recent court decisions and legislative activity may have the effect of increasing the Company's exposure for any of these types of claims. In some cases, substantial non-economic or punitive damages may be sought. While the Company currently has insurance coverage for some of these potential liabilities, others may not be covered by insurance, the insurers may dispute coverage or the amount of insurance may not be enough to cover the damages awarded. In addition, certain types of damages, such as punitive damages, may not be covered by insurance and insurance coverage for all or certain forms of liability may become unavailable or prohibitively expensive in the future.

INFORMATION SYSTEMS. The Company's business is significantly dependent on effective information systems, and the Company has many different information systems for its various businesses. The Company's information systems require an ongoing commitment of resources to maintain and enhance existing systems and develop new systems. As a result of the Company's acquisition activities, the Company is in the process of reducing the number of systems and also upgrading and expanding its information systems capabilities. Failure to maintain effective and efficient information systems could result in loss of existing customers, difficulty in attracting new customers, customer and provider disputes, regulatory problems, increases in administrative expenses or other adverse consequences. In addition, the Company may from time to time obtain significant portions of its systems-related or other services or facilities from independent third parties, which may make the Company's operations vulnerable to such third parties' failure to perform adequately.

THE YEAR 2000. The Company is in the process of modifying its computer systems to accommodate the year 2000 and currently expects to complete this modification sufficiently in advance of the year 2000 so as to not adversely affect its operations. The Company is expensing the costs incurred to make these modifications. The inability of the Company to complete timely its year 2000 modifications or the inability of other companies with which the Company does business to complete timely their year 2000 modifications could adversely affect the Company's operations.

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ADMINISTRATION AND MANAGEMENT.  Efficient and cost-effective administration of the Company's operations is integral to the Company's profitability and competitive positioning. While the Company attempts to effectively manage such expenses, increases in staff-related and other administrative expenses may occur from time-to-time due to business or product start-ups or expansions, growth or changes in business, acquisitions, regulatory requirements or other reasons. Such expense increases are not clearly predictable and increases in administrative expenses may adversely affect results. The Company believes it currently has a relatively experienced, capable management staff. The market for management personnel in the health care industry is very competitive. Loss of certain managers or a number of such managers could adversely affect the Company's ability to administer and manage its business.

MARKETING. The Company markets its products and services through both employed sales people and independent sales agents. Although the Company has a number of such sales employees and agents, if certain key sales employees or agents or a large subset of such individuals were to leave the Company, its ability to retain existing customers and members could be impaired. In addition, certain of the Company's customers or potential customers consider rating, accreditation or certification of the Company by various private or governmental bodies or rating agencies necessary or important. Certain of the Company's health plans or other business units may not have obtained or may not desire or be able to obtain or maintain such accreditation or certification, which could adversely affect the Company's ability to obtain or retain business with such customers.

ACQUISITIONS. The Company has made several large acquisitions in recent years and has an active ongoing acquisition program. These acquisitions may entail certain risks and uncertainties in addition to those present in its ongoing business operations, unknown liabilities, unforeseen administrative needs or increased efforts to integrate the acquired operations. Failure to identify liabilities, anticipate additional administrative needs or effectively integrate acquired operations could result in reduced revenues, increased administrative and other costs, or customer confusion or dissatisfaction.

STOCK MARKET. The market prices of the securities of the Company and certain of the publicly-held companies in the industry in which the Company operates have shown volatility and sensitivity in response to many factors, including general market trends, public communications regarding managed care, legislative or regulatory actions, health care cost trends, pricing trends, competition, earnings or membership reports of particular industry participants, and acquisition activity. There can be no assurance regarding the level or stability of the Company's share price at any time or of the impact of these or any other factors on the share price.

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